   [LOGO]

                                          December 10, 1997

      Dear Fellow Stockholder:

          The Annual Meeting of Stockholders of U.S. Industries, Inc. will be held on February 6, 1998, beginning at 11 a.m., local time, at The Brunswick Hilton and Towers, Three Tower Center Boulevard at Tower Center, at Exit 9, New Jersey Turnpike, East Brunswick, New Jersey 08816.

          Whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the meeting. You may specify your choices by marking the enclosed proxy card and returning it promptly. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors' recommendations as set forth in the attached Proxy Statement.

                                        Sincerely,

                                        /s/ David H. Clarke
                                        --------------------------------

                                        David H. Clarke
                                        Chairman and Chief
                                        Executive Officer

    U.S. INDUSTRIES, INC. - 101 WOOD AVENUE SOUTH, P.O. BOX 169 - ISELIN, NJ
               08830-0169 - PHONE 732-767-0700 - FAX 732-767-2222

                                     [LOGO]

101 Wood Avenue South
Iselin, New Jersey      17 Mount Street
08830                   London W1Y 5RA
U.S.A.                  England

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 6, 1998

    Notice is hereby given that the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of U.S. Industries, Inc., a Delaware corporation (the "Company"), will be held at The Brunswick Hilton and Towers, Three Tower Center Boulevard at Tower Center, at Exit 9, New Jersey Turnpike, East Brunswick, New Jersey 08816, on February 6, 1998, beginning at 11 a.m., local time, for the following purposes:

    1.  To elect three directors in Class III, each for a term of three years;

    2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 1998; and

    3.  To consider any other matters that may properly come before the Meeting.

    Only holders of record of the Company's common stock, par value $.01 per share, at the close of business on December 8, 1997 will be entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof.

                                          By Order of the Board of Directors,

                                          George H. MacLean
                                          SECRETARY

December 10, 1997

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE,
                 SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD

                             U.S. INDUSTRIES, INC.

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of U.S. Industries, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at The Brunswick Hilton and Towers, Three Tower Center Boulevard at Tower Center, at Exit 9, New Jersey Turnpike, East Brunswick, New Jersey 08816, on February 6, 1998, at 11 a.m., local time, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

    This Proxy Statement, the Notice of Annual Meeting and the accompanying proxy card are first being mailed to stockholders on or about December 10, 1997.

    On August 14, 1997, the Board of Directors of U.S. Industries, Inc. declared a 3-for-2 Stock Split in the form of a 50% stock dividend payable on September 23, 1997 to holders of record of the Company's common stock at the close of business on September 2, 1997 (the "Stock Split"). References to the number of outstanding shares and the options relating to shares of the Company and the price of those shares and the options reflect the Stock Split as previously approved by the Board of Directors and the adjustment of the options to reflect the Stock Split as previously approved by the Compensation Committee of the Board of Directors.

                                     VOTING

    Only stockholders of record at the close of business on December 8, 1997 (the "Record Date") are entitled to notice of the Annual Meeting and to vote the shares of common stock, par value $.01 per share, of the Company (the "Common Stock") held by them on that date at the Annual Meeting or any postponements or adjournments thereof. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon at the Annual Meeting. As of the Record Date, 77,933,999 shares of Common Stock were outstanding.

    The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum. The three nominees for director receiving a plurality of the votes cast at the Annual Meeting in person or by proxy shall be elected. The approval of each other proposal to be considered at the Annual Meeting requires the affirmative vote of the holders of a majority of the shares present at the Annual Meeting in person or by proxy. Both abstentions and broker non-votes will count toward a quorum. Abstentions with respect to a given proposal (other than the election of directors) will be counted as "against" it. Broker non-votes with respect to a given proposal will not be counted as either "for" or "against" it, but will reduce the number of shares needed for a majority decision.

    If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote for the election of the slate of nominees proposed by the Board of Directors, for ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for fiscal 1998, and as recommended by the Board of Directors with regard to all other matters or, if no such recommendation is given, in their own discretion. Each stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the Annual Meeting in person and so requests in writing. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

    The Company's Retirement Savings & Investment Plan (the "401(k) Plan") and similar plans maintained by its subsidiaries ("Subsidiary 401(k) Plans") provide that the trustees of each plan shall vote the number of shares of Common Stock allocated to a participant's account as instructed by the participant and that the trustees shall vote the number of shares for which no instructions are received in the same proportion as those shares in the same plan for which instructions have been received. Courts have held that trustees are required to follow participants' instructions unless they determine that doing so would breach their fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Voting instruction cards are being mailed to all participants in the plans. If a participant also owns shares outside these plans, the participant must return both the proxy card and the voting instruction card as indicated on those cards. To be assured that the trustees will receive voting instruction cards on a timely basis, cards must be duly signed and received no later than January 26,1998. The total number of shares in the 401(k) Plan and Subsidiary 401(k) Plans as of September 30, 1997 (the latest date for which such information is presently available) represents approximately 2.3% of the shares of Common Stock outstanding on the Record Date.

                           OWNERSHIP OF COMMON STOCK

CERTAIN BENEFICIAL OWNERS

    The following table sets forth information as to the beneficial ownership of Common Stock by each person or group known by the Company, based upon filings pursuant to Section 13(d) or (g) under the Securities Exchange Act of 1934 (the "Exchange Act"), to own beneficially more than 5% of the outstanding Common Stock as of the Record Date.

NAME AND ADDRESS                                                                             NUMBER OF     PERCENT
OF BENEFICIAL OWNER                                                                            SHARES     OF CLASS
-------------------------------------------------------------------------------------------  ----------  -----------
Harris Associates L.P.(1)..................................................................   6,357,017        8.2%
Two North LaSalle Street, Suite 500
Chicago, Illinois 60602
FMR Corp. (2)..............................................................................   5,101,685        6.5%
82 Devonshire Street
Boston, Massachusetts 02109

------------------------

(1) According to a Schedule 13G/A filed on March 24, 1997 by Harris Associates L.P. and Harris Associates, Inc. (the sole general partner of Harris Associates L.P.), each of such filing persons may be deemed a beneficial owner of 6,357,017 shares by reason of advisory and other relationships with the persons who own the shares; each filing person has shared voting power with respect to all such shares, sole dispositive power with respect to 4,441,617 shares, and shared dispositive power with respect to 1,915,400 shares.

(2) According to a Schedule 13G/A filed on February 13, 1997 by FMR Corp. (the "FMR 13G"): (a) 4,679,240 shares are beneficially owned by Fidelity Management & Research Company ("Fidelity") as a result of it acting as investment adviser to various investment companies and (b) 422,445 shares are beneficially owned by Fidelity Management Trust Company as a result of it serving as investment manager of institutional accounts. The FMR 13G states that: (y) FMR Corp., Edward C. Johnson, 3d and the Fidelity Funds each has sole dispositive power over the 4,679,240 shares owned by the Fidelity Funds and the Boards of Trustees of the Fidelity Funds has sole voting power over such 4,679,240 shares, the voting of which is carried out by Fidelity under written guidelines established by such Boards of Trustees and (z) Edward C. Johnson 3d and FMR Corp. each has sole dispositive power over the 422,445 shares beneficially owned by Fidelity Management Trust Company, sole voting power over 185,935 of such shares and no voting power over the 236,510 shares owned by the institutional accounts referred to above.

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth the beneficial ownership of Common Stock as of the Record Date by each director of the Company, each of the executive officers named in the Summary Compensation Table included elsewhere herein and all current directors and executive officers as a group. Each director or executive officer has sole voting and investment power over the shares reported, except as noted below.

                                                                                         NUMBER OF       PERCENT
NAME                                                                                   SHARES(1)(2)(3)  OF CLASS
-------------------------------------------------------------------------------------  --------------  -----------
Brian C. Beazer......................................................................         63,678(4)      *
David H. Clarke......................................................................      1,307,759(5)       1.68
George H. MacLean....................................................................        174,179          .22
John J. McAtee, Jr...................................................................         33,883        *
John A. Mistretta....................................................................        128,852(6)        .17
John S. Oldford......................................................................        138,411          .18
The Hon. Charles H. Price II.........................................................         60,295(7)      *
John G. Raos.........................................................................        941,775(8)       1.21
Frank R. Reilly......................................................................        171,552          .22
Sir Harry Solomon....................................................................         69,883(9)      *
Royall Victor III....................................................................         20,383        *
Mark Vorder Bruegge..................................................................          9,883        *
All current directors and executive officers as
  a group (18 persons, including the foregoing)......................................      3,576,828         4.59

------------------------

*   Less than one-tenth of 1%.

(1) Includes restricted stock held by the following individuals and all current directors and executive officers as a group, with respect to which such persons have voting power but no investment power: Mr. Clarke--801,310 shares; Mr. MacLean--112,026 shares; Mr. Mistretta--112,026 shares; Mr. Oldford--112,026 shares; Mr. Raos--546,706 shares; Mr. Reilly--112,026 shares; all current directors and executive officers as a group--2,117,258 shares.

(2) Includes shares contributed as of September 30, 1997 (the latest practicable date for such information) by the Company to match certain amounts invested by the following individuals and all current directors and executive officers as a group, in his or her 401(k) account, with respect to which such persons have voting power but no investment power: Mr. Clarke--6,296 shares; Mr. MacLean--5,944 shares; Mr. Mistretta--4,137 shares; Mr. Oldford--2,659 shares; Mr. Raos--6,202 shares; Mr. Reilly--769 shares; all current directors and executive officers as a group--42,356 shares.

(3) Includes shares which are subject to options exercisable within 60 days for the following individuals and all current directors and executive officers as a group: Mr. Beazer--11,250 shares; Mr. Clarke-- 477,876 shares; Mr. MacLean--55,609 shares; Mr. McAtee--12,750 shares; Mr. Mistretta--2,512 shares; Mr. Oldford--18,109 shares; Mr. Price--12,750 shares; Mr. Raos--318,584 shares; Mr. Reilly--55,609 shares; Sir Harry--12,750 shares; Mr. Victor--12,750 shares; Mr. Vorder Bruegge--3,750 shares; all current directors and executive officers as a group--1,094,737 shares.

(4) Includes 45,000 shares held in trust for Mr. Beazer's family, as to which he has sole voting power and investment power.

(5) Includes 901 shares held by one of Mr. Clarke's children, as to which he disclaims beneficial ownership.

(6) Includes 1,500 shares as to which Mr. Mistretta is custodian for his children.

(7) Includes 750 shares held by the Charles H. and Carol Swanson Price Foundation, 12,000 shares held by the Florence P. Hamilton Foundation, and 13,500 shares held in trusts for the benefit of family members, in each case as to which Mr. Price has shared voting and investment power but no pecuniary interest. Also includes 6,000 shares held by his wife, as to which he disclaims beneficial ownership.

(8) Includes 12,472 shares held by Mr. Raos' wife and children as to which he has no voting or investment power and disclaims beneficial ownership.

(9) Includes 25,500 shares held in trust for Sir Harry's family, as to which he disclaims beneficial ownership, and 25,500 shares held in trust for Sir Harry and his wife, as to which he shares voting power and investment power.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers to file initial reports of ownership and reports of changes in ownership of the Company's Common Stock with the SEC. Directors and executive officers are required to furnish the Company with copies of all Section 16(a) forms that they file. Based upon a review of these filings, the Company notes that John F. Bendik inadvertently failed to file by August 24, 1997 his initial report of ownership following his election as an officer of the Company. A filing was subsequently made on November 11, 1997.

                             ELECTION OF DIRECTORS
                             (Item A on Proxy Card)

    The Board of Directors of the Company is divided into three classes of three directors each, with each class serving three years. The term of office of directors in Class III expires at the Annual Meeting. The Board of Directors proposes that the nominees described below, all of whom are currently serving as Class III directors, be elected to Class III for a new term of three years and until their successors are duly elected and qualified. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

    Directors will be elected by a plurality of the votes cast at the Annual Meeting. If elected, all nominees are expected to serve until the 2001 Annual Meeting and until their successors are duly elected and qualified.

    Set forth below is biographical information concerning each nominee as well as each director whose term of office does not expire at the Annual Meeting. The Company has been publicly-owned since its demerger (i.e., spin-off) from Hanson PLC ("Hanson") on May 31, 1995 (the "Demerger").

                     Nominees for Election as Directors in
               Class III--To serve until the 2001 Annual Meeting

    David H. Clarke, 56, has served as Chairman and Chief Executive Officer of the Company since the Demerger. Mr. Clarke was Vice Chairman of Hanson from 1993 until the Demerger, Deputy Chairman and Chief Executive Officer of Hanson Industries, the U.S. arm of Hanson, from 1992 until the Demerger and a director of Hanson from 1989 until May 1996. Prior to 1992, Mr. Clarke served as President of Hanson Industries. Mr. Clarke is a director of Fiduciary Trust International, a public company engaged in investment management and administration of assets for individuals, and serves on the National Advisory Board of The Chase Manhattan Bank. Mr. Clarke is also a director of United Pacific Industries Ltd., a public company located in Hong Kong, in which a subsidiary of the Company owns a 22.3% common stock interest.

    Sir Harry Solomon, 60, has served as a director of the Company since June 8, 1995. Sir Harry is a founder and former Chairman of Hillsdown Holdings plc, a U.K. food manufacturing company. He also serves as a director of Charterhouse European Holding Limited, Frogmore Estates Plc, H&C Furnishings Plc, Princedale Group Plc, the Sloane Group, Heathside Limited, Headglen Limited, Consolidated Land Investments Limited and Uni Bio Ltd. in the U.K. and Barton Brands Inc. in the U.S.

    Mark Vorder Bruegge, 72, has served as a director of the Company since the Demerger. He is a Director of First Commercial Bank of Little Rock. Previously he was Vice Chairman of United American Bank of Memphis, Tennessee from February, 1996 to February, 1997 when it was purchased by First Commercial Bank of Little Rock. He served as Chairman of United American Bank from 1994 to February, 1996 and as Vice Chairman of that company from 1985 to 1994.

                         Directors Continuing in Office
             Class I--Term Continues until the 1999 Annual Meeting
    Brian C. Beazer, 62, has served as a director of the Company since September 17, 1996. Mr. Beazer has served as Chairman of Beazer Homes USA, Inc., which designs, builds and sells single family homes, since 1993. Mr. Beazer served as Chairman of Beazer plc from 1983 until its acquisition by Hanson in 1991.

    John J. McAtee, Jr., 61, has served as a director of the Company since the Demerger. Mr. McAtee has served as Chairman of McAtee & Co., L.L.C., a transactional consulting firm, since July 1996. Mr. McAtee served as a Vice Chairman of Smith Barney Inc., an investment banking firm, from 1990 until July 1996 and previously was a partner in the law firm of Davis Polk & Wardwell. He is a director of Whitehall Corporation.

    John G. Raos, 48, has served as President and Chief Operating Officer and a director of the Company since the Demerger. Mr. Raos was President and Chief Operating Officer of Hanson Industries from 1992 until the Demerger and a director of Hanson from 1989 until the Demerger. Prior to 1992, he was Senior Vice President--Operations of Hanson Industries.

             Class II--Term continues until the 2000 Annual Meeting
    The Hon. Charles H. Price II, 66, has served as a director of the Company since the Demerger. Mr. Price served as Chairman, President and Chief Executive Officer of Ameribanc, Inc., a bank holding company, from 1989 to 1992 and was Chairman of the Board of Mercantile Bank of Kansas City from 1992 to 1996. He served as the U.S. Ambassador to Belgium from 1981 to 1983 and the U.S. Ambassador to the Court of St. James's from 1983 to 1989. He is a director of Hanson, Texaco Inc., New York Times Co. Inc., 360 Communications Inc. and the Mercantile Bank of Kansas City and is an Advisory Director of Mercantile Bancorporation, Inc.

    Frank R. Reilly, 41, has served as Senior Vice President and Chief Financial Officer and a director of the Company since the Demerger. Mr. Reilly served as an independent consultant to Hanson Industries from January 1995 to February 1995 and became an employee of a Hanson subsidiary in March 1995. He was Vice President and Chief Financial Officer of Marine Harvest International, Inc., a public company engaged in aquaculture, from January 1993 until its acquisition by Booker plc in November 1994. He served as Director--Acquisitions of Hanson Industries from 1990 to 1992, having joined Hanson Industries in 1988 as Assistant Treasurer.

    Royall Victor III, 58, has served as a director of the Company since the Demerger. Mr. Victor was Managing Director of Chase Securities, Inc.'s Investment Banking Group from January 1994 until his retirement in July, 1997. He was a Managing Director of Chemical Banking Corporation's Investment Banking Group during the balance of the past five years.

                              CORPORATE GOVERNANCE

GENERAL

    The Company became an independent, publicly-owned company on May 31, 1995, when Hanson effected the Demerger by paying to its shareholders a dividend consisting of all of the then outstanding shares of Common Stock.

    Although incorporated in Delaware, the Company will be centrally managed and controlled in the U.K. until at least the fifth anniversary of the Demerger. During this period, the Company's Board of Directors will be the medium through which strategic control and policy making powers are exercised and Board meetings almost invariably will be held in the U.K. These corporate governance arrangements are consistent with an agreement entered into by the Company and Hanson in connection with the Demerger which provides that, for a period of five years, the Company will not take, or fail to take, any action that would result in a breach of, or constitute non-compliance with, certain representations and undertakings made by Hanson to the U.K. Inland Revenue in order to obtain clearance as to the tax-free treatment of the Demerger dividend for Hanson and its shareholders (the Company's initial public stockholders) for U.K. tax purposes.

    There are no restrictions on the location of the Company's stockholder meetings, which (as in the case of the Annual Meeting) may be held in the U.S.

DIRECTORS' REMUNERATION AND ATTENDANCE AT MEETINGS

    Directors who are also full-time employees of the Company receive no additional compensation for their services as directors. Each non-employee director is entitled to an annual retainer of $25,000, which is payable wholly in shares of Common Stock in four equal installments on the first business day of each calendar quarter. For the Company's fiscal year ended September 27, 1997 ("fiscal 1997"), the retainer was paid to each non-employee director by delivery of 1,428 shares of Common Stock, based on the last reported sale price of the Common Stock on the New York Stock Exchange (the "NYSE") on September 30, 1996 of $17.50 per share, plus cash in lieu of a fractional share. Each non-employee director is also entitled to an initial grant of 1,500 shares of Common Stock, an initial grant of options to purchase 7,500 shares of Common Stock and an annual grant of options to purchase 3,750 shares of Common Stock.

    Each non-employee director is entitled to a fee of $1,500 payable in cash for each Board or Committee meeting attended. The Company reimburses all reasonable expenses incurred by both employee and non-employee directors in connection with such meetings and pays the premiums on directors' and officers' liability and travel accident insurance policies insuring both employee and non-employee directors.

    The Board held four meetings in fiscal 1997. Each director attended all meetings of the Board and Committees on which such director served except for Mr. Clarke who did not attend two Committee meetings (one of which was held on the date of the fiscal 1997 Annual Stockholders Meeting) and Mr. Vorder Bruegge, who did not attend two Board and two Committee meetings due to illness. All Board and Committee meetings were held in London, England.

COMMITTEES OF THE BOARD

    The Board has established three standing committees, an Executive Committee, an Audit Committee and a Compensation Committee, each of which is briefly described below. The Board has not established a standing Nominating Committee, the functions of which are performed by the Board as a whole.

    The Executive Committee has authority to act for the full Board between Board meetings, except with respect to matters that may not be delegated to a committee under Delaware law. The committee, which presently consists of Messrs. Clarke (Chairman) and Raos and Sir Harry, met four times during fiscal 1997.

    The Audit Committee is responsible for matters relating to accounting policies and practices, financial reporting and internal controls. Its functions include recommending to the Board the appointment of the Company's independent accountants; reviewing with representatives of the independent accountants the scope of the audit of the Company's financial statements, results of audits, audit costs, recommendations with respect to internal controls and financial matters and non-audit services; and periodically meeting with or receiving reports from the Company's principal financial and accounting officers. The committee, which presently consists of Sir Harry and Messrs. McAtee and Victor (Chairman), met five times during fiscal 1997.

    The Compensation Committee sets the compensation of all executive officers and administers the incentive plans for executive officers (including the making of awards under such plans). The committee, which presently consists of Messrs. Beazer, Price and Vorder Bruegge (Chairman), met four times during fiscal 1997.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee has delivered the following report:

EXECUTIVE OFFICER COMPENSATION

    The philosophy of the Compensation Committee is that the Company's executive compensation program should be an effective tool for fostering the creation of stockholder value. While the Compensation Committee believes that the base compensation of the Company's executive officers should be generally competitive with that provided by public companies of comparable size, the Compensation Committee believes strongly that a substantial portion of the executive officers' compensation--both cash and non-cash elements--should be contingent upon performance. Moreover, the Compensation Committee wishes to encourage substantial equity ownership by the Company's executive officers so that management's interests are closely aligned with the interests of stockholders.

BASE COMPENSATION

    The minimum base compensation levels of the Company's executive officers and certain other aspects of their compensation were originally established under employment agreements. On December 2, 1997, the Compensation Committee awarded the executive officers (other than the Chief Executive Officer and the Chief Operating Officer) increases in base salary for calendar year 1998 following a review of each executive officer's individual performance during fiscal 1997. These merit increases average approximately 5.98% for the group. Messrs. Clarke and Raos declined to be considered for any merit increase in base salary for the calendar year 1998 (as they had done for 1996 and 1997). The Compensation Committee believes the base salaries to be reasonable and appropriate in the context of the overall compensation program.

ANNUAL BONUS

    Under the U.S. Industries, Inc. Annual Performance Incentive Plan, the Compensation Committee determines the executive officers that are eligible for a bonus under the plan for each fiscal year and the target levels (E.G., entry level, a mid-point and a maximum level) for such bonuses. The bonus level achieved for each fiscal year is determined based on the achievement of pre-established performance targets selected by the Compensation Committee, based on management's recommendations.

    At a meeting on December 3, 1996, the Compensation Committee set, for fiscal 1997, performance targets for all participants and individual levels for participation as a percentage of base pay (ranging from 55% to 100%) upon achievement of the targets, with reduced levels specified for below full-target achievements that exceed minimum or entry level performance targets set by the Compensation Committee. The Compensation Committee, based on management's recommendations, set performance targets for fiscal 1997 based on (i) the attainment of certain levels of pre-tax profits from continuing operations (this performance target has a seventy-five percent (75%) weighting) (the "Pre-Tax Profits Performance Target") and (ii) reductions in the level of the Company's long term debt, net of cash balances and certain other offsets and adjustments (this performance target has a twenty-five percent (25%) weighting) (the "Long Term Debt Performance Target"). In setting these performance targets and individual participation levels, the Compensation Committee recognized that the Annual Performance Incentive Plan provides for both an immediately payable annual award and an additional amount (I.E., the Long Term Incentive Plan Award) equal to thirty percent (30%) of the immediately payable annual award. The Long Term Incentive Plan Award is credited to the executive officer's account under the U.S. Industries, Inc. Long Term Incentive Plan (the "Long Term Incentive Plan") and deferred under the terms of that Plan with interest measured based on the rate of interest on thirty (30) year Treasury Bonds. The Compensation Committee gave weight to the fact that distributions under the Long Term Incentive Plan are generally conditioned upon an executive officer's continued employment with the Company.

    At its meeting on December 2, 1997, the Compensation Committee certified that the maximum performance targets for both the fiscal 1997 Pre-Tax Profits Performance Target and the Long Term Debt Performance Target were exceeded. The calculation of the level of achievement of the applicable performance targets was confirmed in a report by the Company's independent accountants. Based on the foregoing, the Compensation Committee awarded the executive officers (with two exceptions) participating in the Annual Performance Incentive Plan during fiscal 1997 one-hundred percent (100%) of their bonus target, consisting of the annual Performance Bonus amount and an additional amount equal to thirty percent (30%) of the immediately payable annual Performance Bonus amount, to be credited to the executive's account under the Long Term Incentive Plan.

    Also at its meeting on December 2, 1997, the Compensation Committee set performance targets for all participants for fiscal 1998 and individual levels for such participation as a percentage of base pay (ranging from 55% to 100%) upon achievement of the targets, with reduced levels specified for below full-target achievements that exceed minimum or entry level performance targets set by the Compensation Committee. The Compensation Committee, based on management's recommendations, set performance targets for fiscal 1998 based on (i) the attainment of certain levels of earnings per share from continuing operations (this performance target has an eighty percent (80%) weighting) and (ii) return on capital employed with certain offsets and adjustments (this performance target has a twenty percent (20%) weighting). In setting these performance targets and individual participation levels, the Compensation Committee considered the level of achievement of the fiscal 1997 performance targets and recognized that the Annual Performance Incentive Plan provides for both an immediately payable annual award and a Long Term Incentive Plan Award equal to thirty percent (30%) of the immediately payable annual award. The Compensation Committee gave weight to the fact that distributions under the Long Term Incentive Plan are generally conditioned upon an executive officer's continued employment with the Company.

STOCK OPTIONS

    Stock options have been granted by the Compensation Committee with an exercise price equal to the fair market value of Company common stock on the date of grant. Management makes recommendations to the Compensation Committee as to how many options will be granted to eligible executives of the Company and its subsidiaries. At its meetings on December 3, 1996, March 18, 1997 and August 14, 1997, the Compensation Committee granted 523,612, 34,500 and 27,000 stock options, respectively, to its executive officers, other than Messrs. Clarke and Raos, and certain other key personnel of the Company and certain of its subsidiaries, at exercise prices of $20.50, $24.583 and $24.7917 per share, respectively. At the March 18, 1997 meeting the Compensation Committee also approved the grant of 4,500 options for one individual on the date his employment commenced (March 31, 1997) with an exercise price equal to the fair market value on such date.

1997 RESTRICTED STOCK

    Following stockholder approval of the 1997 Restricted Stock Plan on February 6, 1997, the Compensation Committee, at meetings held on March 18, May 13 and August 14, 1997, authorized the issuance of an aggregate of 195,750 shares of 1997 Restricted Stock under the 1997 Restricted Stock Plan to 25 executives of the Company and its subsidiaries. Included in this amount were the 37,500 share 1997 Restricted Stock awards issued to each of Messrs. Clarke and Raos in view of their significant contributions to the success of the Company and giving weight to the fact that each of them declined to accept any increase in base compensation for calendar years 1996 and 1997.

    The Company generally has analyzed the particular type of benefit or award and the rationale for granting such benefit or award in deciding whether it will seek to qualify the benefit or award as performance-based compensation under
Section 162(m) of the Code and expects to continue to do so in the future.

    Amounts awarded under the Annual Performance Incentive Plan, in which the Chief Executive Officer and the Company's other executive officers participate, as well as the portion of such awards deferred under the Company's Long Term Incentive Plan, are based on performance factors determined by the Compensation Committee that are intended to qualify such bonuses for the "performance-based compensation" exception of Section 162(m) of the Code. It is also intended that the stock options (but not restricted stock) awarded under the Stock Option Plan will qualify for the performance-based compensation exception of Section 162(m) of the Code. The 1997 Restricted Stock Plan awards are not intended to and will not qualify as performance-based compensation under Section 162(m) of the Code.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

    The compensation of the Chief Executive Officer is primarily based on the employment agreement entered into with him. The Chief Executive Officer declined to accept any increase in his base compensation for calendar years 1996, 1997 and 1998.

    The Chief Executive Officer has received restricted stock and stock options as described in the Summary Compensation Table. The Compensation Committee believes that these equity arrangements have created the desired mutuality of interest between the Chief Executive Officer and the stockholders, as the ultimate reward to the Chief Executive Officer from these equity arrangements primarily will be based upon the success of the Company.

                                        Respectfully submitted:

                                        Mark Vorder Bruegge, Chairman
                                        Brian C. Beazer
                                        The Honorable Charles H. Price II

SUMMARY COMPENSATION TABLE

    The following table sets forth information concerning the compensation awarded to, earned by or paid to the Chief Executive Officer and the four other most highly paid executive officers of the Company (the "named executive officers") for services rendered to the Company and its subsidiaries during fiscal 1996 and 1997 and the period from the close of business on May 31, 1995 (the date of the Demerger) through September 28, 1995. In this Proxy Statement, references to "fiscal 1995" are to the four-month period from the Demerger through September 30, 1995. Prior to the Demerger, the Company was not an independent publicly-owned company and the named executive officers were employees of Hanson subsidiaries, with substantially different responsibilities.

                                                                                          LONG TERM COMPENSATION
                                                  ANNUAL COMPENSATION                --------------------------------
                                    -----------------------------------------------     RESTRICTED       SECURITIES
NAME AND                 FISCAL                                    OTHER ANNUAL            STOCK         UNDERLYING
PRINCIPAL POSITION        YEAR       SALARY($)    BONUS($)(1)   COMPENSATION($)(2)     AWARDS($)(3)      OPTIONS (#)
---------------------  -----------  -----------  -------------  -------------------  -----------------  -------------

David H. Clarke......        1997      750,000       750,000           225,000             934,375                0
Chairman of the Board        1996      750,000       750,000           225,000                   0                0
  and Chief Executive        1995      250,000       187,498            56,249           7,638,105          955,752
  Officer

John G. Raos.........        1997      500,000       500,000           150,000             934,375                0
President and                1996      500,000       500,000           150,000                   0                0
  Chief Operating            1995      166,666       124,999            37,500           5,092,065          637,168
  Officer

John S. Oldford......        1997      298,000       195,000            58,500                   0                0
Group Vice President         1996      289,000       189,800            56,940                   0           10,050
                             1995       93,333        45,500            13,650           1,120,260          106,194

John A. Mistretta....        1997      285,000       188,500            56,551                   0                0
Group Vice President         1996      265,000       175,500            52,651                   0           10,050
                             1995       83,333        40,625            12,188           1,120,260          106,194

George H. MacLean....        1997      260,000       189,000            56,700                   0                0
Senior Vice                  1996      225,000       161,000            48,300                   0           10,050
  President, General         1995       70,000        36,750            11,025           1,120,260          106,194
  Counsel and
  Secretary

                          ALL OTHER
NAME AND                COMPENSATION
PRINCIPAL POSITION         ($)(4)
---------------------  ---------------
David H. Clarke......        14,201
Chairman of the Board        13,100
  and Chief Executive         2,016
  Officer
John G. Raos.........         8,405
President and                 8,154
  Chief Operating             1,218
  Officer
John S. Oldford......        10,165
Group Vice President          9,914
                              1,805
John A. Mistretta....         9,386
Group Vice President          8,392
                                812
George H. MacLean....        14,999
Senior Vice                  13,275
  President, General          2,714
  Counsel and
  Secretary

------------------------

(1) For fiscal 1995, bonuses were awarded by the Compensation Committee using a formula based on target levels of bank debt reduction, operating profit and operational cash flow. For fiscal 1996 and fiscal 1997, bonuses were awarded by the Compensation Committee using a formula based on the attainment of certain levels of pre-tax profits from continuing operations and net long-term debt reduction, as described under "Compensation Committee Report on Executive Compensation" above.

(2) Amounts represent awards under the Long Term Incentive Plan, which will be deferred in the participant's plan account. Annual distributions, constituting 15% of each participant's account, will be made commencing on December 15 of the fourth year following the initial award under the Long Term Incentive Plan or the predecessor Hanson long term incentive plan, contingent on continued employment, subject to acceleration upon a Change in Control (as defined in the Plan) and certain other circumstances.

(3) The numbers of restricted shares awarded during fiscal 1995 (the "1995 Restricted Stock") were as follows: Mr. Clarke--763,810 shares; Mr. Raos--509,206 shares; Mr. Oldford--112,026 shares; Mr. Mistretta--112,026 shares; and Mr. MacLean--112,026. In fiscal 1997, Mr. Clarke and Mr. Raos were each awarded 37,500 shares of restricted stock under the 1997 Restricted Stock Plan (the "1997 Restricted Stock"). The restricted stock values are based upon, in the case of the 1995 Restricted Stock, the last reported sale price ($15 per share) of an unrestricted share of Common Stock on the NYSE on June 8, 1995 (the date of grant) adjusted to $10.00 as a result of the Stock Split and, in the case of the 1997 Restricted Stock, the last reported sale price ($37.375 per share) of an unrestricted share of Common Stock on the NYSE on March 18, 1997 (the date of grant) adjusted to $24.916 as a result of the Stock Split. Shares of 1995 Restricted Stock vest in three equal installments on February 22, 1998, 2000 and 2002 and shares of 1997 Restricted Stock vest seven years after grant, in each case subject to acceleration upon the occurrence of a Change in Control (as defined in each executive officer's employment agreement described under "Employment Agreements" below), and the occurrence of certain other events and, in the case of the 1997 Restricted Stock, upon achievement of certain preestablished performance goals. Executive officers are entitled to receive dividends on their 1995 Restricted Stock and their 1997 Restricted Stock as and when dividends on the Common Stock are declared by the Board. The aggregate number of shares of 1995 Restricted Stock and 1997 Restricted Stock owned by the named executives and the market value of such shares, each as of September 26, 1997, are as follows: Mr. Clarke--801,310 shares ($22,436,680); Mr. Raos--546,706 shares ($15,307,768); Mr. Oldford--112,026 shares ($3,136,728); Mr. Mistretta--112,026 shares ($3,136,728); and Mr.
    MacLean--112,026 shares ($3,136,728). The closing price of the Common Stock ($28.00) on September 26, 1997, the last trading day of the fiscal year, was used to determine "market value."

(4) The amounts shown in this column include the matching contributions made by the Company to the accounts of the named executive officers pursuant to the 401(k) Plan, all of which is invested in Common Stock pursuant to the terms of the plan, and the dollar value of insurance premiums paid by or on behalf of the Company with respect to term life insurance benefits.

OPTION EXERCISES AND VALUES FOR FISCAL 1997

    The following table sets forth, with respect to each of the named executive officers, the number of share options exercised and the dollar value realized from those exercises during the 1997 fiscal year and the total number and aggregate dollar value of exercisable and non-exercisable stock options held on September 27, 1997.

                                                                            NUMBER OF
                                                                           SECURITIES               VALUE OF
                                                                           UNDERLYING             UNEXERCISED
                                                                       UNEXERCISED OPTIONS        IN-THE-MONEY
                                                                               (#)                OPTIONS ($)
                                                              VALUE       EXERCISABLE/            EXERCISABLE/
                                           SHARES ACQUIRED  REALIZED      UNEXERCISABLE          UNEXERCISABLE
NAME                                       ON EXERCISE (#)     ($)         AT 9/27/97            AT 9/27/97 (1)
-----------------------------------------  ---------------  ---------  -------------------  ------------------------
David H. Clarke..........................             0             0     477,876/477,876      13,380,528/13,380,528
John G. Raos.............................             0             0     318,584/318,584       8,920,352/ 8,920,352
John S. Oldford..........................        37,500       643,875      15,597/ 53,097         436,716/ 1,486,716
John A. Mistretta........................        53,097       951,321           0/ 53,097               0/ 1,486,716
George H. MacLean........................             0             0      53,097/ 53,097       1,486,716/ 1,486,716

------------------------

(1) In accordance with the rules of the SEC, values are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of the last column of this table, fair market value is deemed to be $28.00 per share, the closing price of the Common Stock reported for the NYSE Composite Transactions on September 26, 1997, the last trading day of the fiscal year.

COMPARISON OF CUMULATIVE TOTAL RETURN

    The following graph compares the performances of the Company's Common Stock with the performance of the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index") and a peer group index over the period from June 1, 1995, when regular way trading in the Common Stock commenced on the NYSE, through September 26, 1997, the end of the fiscal year. The graph assumes that $100 was invested on June 1, 1995 in each of the Company's Common Stock, the S&P 500 Index and the peer group index, and that all dividends were reinvested into additional shares of the same class of equity securities at the frequency with which dividends are paid on such securities during the applicable fiscal year.

    Because the Company is engaged in a wide variety of consumer, building products and industrial businesses, the Company does not believe that any published industry or line-of-business index accurately mirrors the Company's businesses or weights those businesses to match their relative contributions to the Company's overall performance. Accordingly, the Company has created a special peer group index consisting of diversified companies which, as a group, are engaged in industry segments similar to those of the Company. The common stocks of the following companies have been included in the Company's peer group index: Allied Signal Inc., Coltec Industries, Crane Co., Dover Corp., Newell Co., Textron Inc., Thomas Industries Inc., Trimas Corp. and Tyco International Ltd. The peer group weighs the returns of each constituent company according to its stock market capitalization at the beginning of each period for which a return is indicated.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

    TOTAL SHAREHOLDER RETURNS
Dollars

Years                                   U S INDUSTRIES INC     S&P 500 INDEX       PEER GROUP

1-Jun-95                                           $100.00           $100.00          $100.00

Jun-95                                               99.09            102.11           104.78

Sep-95                                              112.72            110.23           109.20

Dec-95                                              133.64            116.86           114.57

Mar-96                                              150.91            123.14           133.51

Jun-96                                              175.47            128.67           137.35

Sep-96                                              190.93            132.64           149.62

Dec-96                                              250.03            143.70           160.93

Mar-97                                              256.39            147.55           171.46

Jun-97                                              259.11            173.31           208.05

Sep-97                                              316.94            186.30           218.72

USI RETIREMENT PLAN

    The USI Retirement Plan (the "Retirement Plan") provides pension benefits to the Company's corporate office employees, including its executive officers. Employees will become vested in their benefits under the Retirement Plan after five years of service. Normal retirement is the later of age 65 or five years of service; however, employees who work beyond their normal retirement age will continue to accrue benefits.

    Under the Retirement Plan, the annual retirement benefits of the Company's corporate office employees, including its executive officers, will equal the greater of (i) the product of (a) 2.67% of an employee's Final Average Earnings (which excludes, among other things, bonuses) minus 2% of such employee's Social Security Benefit, multiplied by the number of years of Credited Service the employee would have been credited with through his or her Normal Retirement Date (to a maximum of 25) and (b) a fraction, the numerator of which is the actual number of years of Credited Service through December 31, 1992 (the "Freeze Date"), and the denominator of which is the number of years of Credited Service the employee would have been credited with through his Normal Retirement Date (the "Offset Formula"), and (ii) the sum of (a) 1.95% of an employee's Final Average Earnings plus (b) .65% of that portion of the employee's Final Average Earnings in excess of Covered Compensation, multiplied by the employee's years of Credited Service (to a maximum of 25). Credited service for all corporate office employees, including the Company's executive officers, includes years of service under a predecessor Hanson plan. All defined terms have the same meanings as in the Retirement Plan or as stated herein.

    The following table shows the estimated annual retirement benefits that would be payable under the Retirement Plan to the Company's corporate office employees, including its executive officers, assuming retirement at age 65 on the basis of a straight-life annuity. The table also includes benefits payable under the USI Supplemental Retirement Plan (the "SRP"), an unfunded supplemental retirement plan applicable to certain executive officers of the Company, which is described below.

           FINAL                                               YEARS OF SERVICE
          AVERAGE             ----------------------------------------------------------------------------------
          EARNINGS                10          15          20          25          30          35          40
----------------------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
$ 100,000...................  $   23,200  $   34,800  $   46,400  $   58,000  $   58,000  $   58,000  $   58,000
  200,000...................      49,900      74,850      99,800     124,750     124,750     124,750     124,750
  300,000...................      76,600     114,900     153,200     191,500     191,500     191,500     191,500
  400,000...................     103,300     154,950     206,600     258,250     258,250     258,250     258,250
  500,000...................     130,000     195,000     260,000     325,000     325,000     325,000     325,000
  600,000...................     156,700     235,050     313,400     391,750     391,750     391,750     391,750
  700,000...................     183,400     275,100     366,800     458,500     458,500     458,500     458,500
  800,000...................     210,100     315,150     420,200     525,250     525,250     525,250     525,250
  900,000...................     236,800     355,200     473,600     592,000     592,000     592,000     592,000
 1,000,000..................     263,500     395,250     527,000     658,750     658,750     658,750     658,750

    The named executive officers have been credited with the following years of service for purposes of benefit accrual (rounded to the nearest one-hundredth of a year): Mr. Clarke--24.75 years; Mr. Raos-- 21.33 years; Mr. Oldford--5.42 years; Mr. Mistretta--8.25 years; and Mr. MacLean--13.17 years. Based upon Mr. Oldford's prior service with subsidiaries of the Company, he is eligible to receive additional pension benefits under such subsidiaries' plans. Since the base salaries of Messrs. Clarke and Raos were significantly reduced effective upon the Demerger, their current accrued Final Average Earnings ($932,883 and $544,500, respectively) exceed their annual compensation for fiscal 1997. Generally, unless termination of employment follows a Change in Control (as defined in the Retirement Plan), due to the restriction on benefit entitlements prior to age 60 under the SRP described below, the Final Average Earnings of each of Messrs. Clarke and Raos would be limited to $160,000, the Retirement Plan limit, if his employment terminated during the current fiscal year.

USI SUPPLEMENTAL RETIREMENT PLAN

    The SRP is a non-qualified, unfunded, deferred compensation plan administered by the Compensation Committee. The purpose of the SRP is to restore to certain executive officers of the Company any benefits in excess of the benefits accrued under the Retirement Plan that would have accrued under the Offset Formula without regard to the Freeze Date (to a maximum of 25 years of Credited Service). In addition, the SRP provides for benefits in excess of the limitations on the amount of benefits accrued and compensation taken into account in any given year imposed by Sections 415 and 401(a)(17) of the Code, respectively, with respect to a qualified plan such as the Retirement Plan. Under the SRP, a participant's annual benefit is equal to 66 2/3% of his or her Average Final Compensation (as it may be adjusted by the Compensation Committee) less 50% of his or her Social Security Benefit, multiplied by the number of years of Credited Service (to a maximum of 25) divided by 25, less the Pension Offset. The normal form of benefit under the SRP shall be a monthly annuity ceasing on the participant's death. The optional benefit forms are the forms of benefit provided under the Retirement Plan. Capitalized terms used in this paragraph have the meanings defined for them in the SRP or in the Retirement Plan.

EMPLOYMENT AGREEMENTS

    The following is a summary of the employment agreements between the Company and each of the named executive officers.

    The employment agreements provide for Messrs. Clarke, Raos, Oldford, Mistretta and MacLean to serve in the respective capacities indicated in the Summary Compensation Table above. The term of employment under the agreements of Messrs. Clarke and Raos will expire on February 22, 1998 subject to automatic extension for an additional applicable term on each applicable anniversary unless either party gives at least 90 days' prior written notice of non-extension or the agreement is terminated earlier as discussed below. The initial terms of Messrs. Oldford, Mistretta and MacLean expired on February 22, 1997 but automatically extended pursuant to an agreement provision similar to the provision that applies to Messrs. Clarke and Raos.

    The employment agreements provide that the Company will pay Messrs. Clarke, Raos, Oldford, Mistretta and MacLean base annual salaries at a rate of not less than $750,000, $500,000, $300,000, $290,000 and $270,000, respectively. As provided in the employment agreements, each executive is eligible to receive an annual cash bonus, with a target potential equal to at least 100% of his base salary for each of Messrs. Clarke and Raos, 65% of his base salary for each of Messrs. Oldford and Mistretta and 70% of his base salary for Mr. MacLean, pursuant to the Annual Performance Incentive Plan or a successor plan satisfying the requirements for the performance-based compensation exception of Section 162(m) of the Code. The employment agreements of Messrs. Clarke and Raos provide that the Company does not intend to recommend to the Compensation Committee additional grants of stock options for them until the expiration of three years following the date of their initial stock option grants (June 8, 1995). The employment agreements also entitle the five executives to participate in all pension, retirement, savings, welfare and other employee benefit plans and arrangements and fringe benefits and perquisites maintained by the Company from time to time for senior executives generally or, in the case of Messrs. Oldford, Mistretta and MacLean, executives of a comparable level.

    The employment agreements provide that if the executive's employment with the Company is terminated by reason of death or disability, the executive or his legal representative will receive, in addition to accrued compensation, the prorated target annual bonus of the executive for the fiscal year of the executive's death or disability, full accelerated vesting under all equity-based and long-term incentive plans, payment on a monthly basis of 12 months, in the case of Messrs. Clarke and Raos, or six months, in the case of Messrs. Oldford, Mistretta and MacLean, of base salary and payment of spouses' and dependents' COBRA coverage premiums for no more than three years, subject in the case of disability to offset by the amount the executive would receive under any long-term disability program maintained by the Company.

    The employment agreements with Messrs. Clarke and Raos provide that if the executive's employment with the Company is terminated (i) by the Company other than for cause (as defined in each employment agreement); (ii) by the executive for good reason (as defined in each employment agreement); (iii) by the executive for any or no reason within two years after a Change in Control of the Company (as defined in each employment agreement); or (iv) as a result of the Company giving notice of nonextension at the end of any three-year term, then the executive shall be entitled to receive, among other things (a) a lump sum within five days after such event equal to (i) three times base salary, and (ii) three times the highest annual bonus paid or payable to the executive by the Company for any of the previous three completed fiscal years, (b) accelerated full vesting under all outstanding equity-based and long-term incentive plans,
(c) three years of additional service and compensation credit for pension purposes, (d) three years of the maximum Company contribution under any type of qualified or nonqualified 401(k) plan and (e) payment by the Company of the premiums for the executive and his dependents' health coverage for three years (all such payments being collectively referred to as the "Severance Payment"). In addition, if the Severance Payment to the executive under the employment agreement, together with other amounts paid to the executive, exceeds certain threshold amounts and results from a change in ownership as defined in Section 280G(b)(2) of the Code, the employment agreement provides that the executive will receive an additional amount to cover the federal excise tax and any interest or penalties with respect thereto on a "grossed up" basis. If the executive is terminated for cause or voluntarily resigns (which right the executive has on 60 days' prior written notice to the Company), the executive will only receive accrued compensation and as provided in benefit plans, provided that in the event such resignation is after age 62 there will be certain additional vesting with regard to stock options and restricted stock.

    The employment agreements with Messrs. Oldford, Mistretta and MacLean provide for substantially similar provisions on termination except that the definitions of "cause" and "good reason" have differences that afford the Company broader rights, the Severance Payment will be based on a two-time rather than three-time multiple and, in certain limited instances, will be subject to offset, there will be more limited vesting of stock options and restricted stock and the executive may only resign and collect severance based purely on the Change in Control of the Company during a 30-day window after the first anniversary of the Change in Control of the Company.

    The employment agreements of each of the named executive officers also provide for indemnification for actions in their corporate capacity, directors' and officers' liability insurance and coverage in most instances for legal fees incurred in enforcing their rights under their respective employment agreements.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                             (ITEM B ON PROXY CARD)

    The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP as independent auditors to examine the Company's financial statements for fiscal 1998. Ernst & Young LLP were the Company's independent auditors for fiscal 1997. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF SUCH APPOINTMENT. If the stockholders do not ratify such appointment, it will be reconsidered by the Board.

    Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items specifically identified in the Notice of Annual Meeting. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting in accordance with the judgment of the person or persons voting the proxies.

               STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

    Under the rules of the SEC, any proposal of a stockholder submitted for inclusion in the Company's proxy statement for the 1999 Annual Meeting must be received by the Company by August 17, 1998 to be considered. Proposals should be addressed to George H. MacLean, Secretary, U.S. Industries, Inc., 101 Wood Avenue South, Iselin, New Jersey 08830.

                             ADDITIONAL INFORMATION

    The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex or facsimile. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of Common Stock.

    THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 27, 1997, INCLUDING FINANCIAL STATEMENTS, IS ENCLOSED HEREWITH. THE COMPANY WILL FURNISH ANY EXHIBIT TO SUCH ANNUAL REPORT ON FORM 10-K UPON REQUEST BY A STOCKHOLDER DIRECTED TO GEORGE H. MACLEAN, SECRETARY, U.S. INDUSTRIES, INC., 101 WOOD AVENUE SOUTH, ISELIN, NEW JERSEY 08830, FOR A FEE LIMITED TO THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBITS.

                                          By Order of the Board of Directors,

                                          George H. MacLean
                                          SECRETARY

                        U.S. INDUSTRIES, INC.

                  This Proxy is Solicited on Behalf of
            the Board of Directors of U.S. Industries, Inc.
          Annual Meeting of Stockholders -- February 6, 1998

     The undersigned hereby appoints DAVID H. CLARKE, JOHN G. RAOS and GEORGE
H. MACLEAN as proxies (each with power to act alone and with full power of substitution) to vote, as designated herein, all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of U.S. Industries, Inc. to be held on February 6, 1998, and at any and all adjournments thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting and any and all adjournments thereof.

     Your vote for the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for directors are: David H. Clarke, Sir Harry Solomon, and Mark Vorder Bruegge.

     IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTORS AND "FOR" PROPOSAL B.

                            (SPECIFY CHOICES AND SIGN ON THE REVERSE SIDE)

                                                            Please mark
                                                            your vote
                                                            as in this
                                                            example.
                                                                         /X/

                               U.S. INDUSTRIES, INC.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR THE BOARD LISTED BELOW AND FOR THE PROPOSAL LISTED BELOW

A. Election of Directors                          B. Ratify appointment of
    FOR all nominees      TO WITHHOLD                 Ernst & Young LLP
    (except as marked     AUTHORITY (for all         as independent auditors
     to the contrary*)    nominees listed)           for fiscal 1998.

                                                     FOR    AGAINST    ABSTAIN

      /  /                 /  /                     /  /    /  /      /  /


Nominees:
David H. Clarke
Sir Harry Solomon
Mark Vorder Bruegge

INSTRUCTION:
To withhold authority to vote for
any individual nominee, strike a line
through the nominee's name above.
                                                   You are encouraged to
                                                   specify your choices by
                                                   marking the appropriate
                                                   boxes, but you need not
                                                   mark any boxes,if you wish
                                                   to vote in accordance with
                                                   the Board of Directors'
                                                   recommendations. Your shares
                                                   cannot be voted unless you
                                                   sign, date and return this
                                                   card.

                                                     PLEASE MARK, SIGN, DATE
                                                     AND RETURN PROMPTLY IN
                                                     ACCOMPANYING ENVELOPE.


Signature(s)                                            Date
            --------------------------------                ----------

Note: Please sign as name appears hereon. Joint owners should each sign.
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.